                                                                  EXHIBIT 10.117

                           WILSHIRE TECHNOLOGIES, INC.
                         SALES REPRESENTATIVE AGREEMENT


         THIS SALES REPRESENTATIVE AGREEMENT ("this Agreement") is made effective on the 1st day of June, 1998 ("Effective Date"), by and between WILSHIRE TECHNOLOGIES, INC. ("WTI"), a California Corporation having its principal place of business at 5861 Edison Place, Carlsbad, California 92008, and EXXUSTECH, INC. ("Representative"), a California corporation having its principal office at 15951 Los Gatos Boulevard, Suite A, Los Gatos, California 95032.

1.       APPOINTMENT AND ACCEPTANCE

         WTI hereby appoints Representative, subject to the terms and conditions set forth in this Agreement, as its exclusive master sales representative for the promotion and solicitation of sales of WTI Products to Customers as defined in this Agreement. Representative hereby accepts such appointment and agrees to exert its best efforts to promote and solicit such Products. It is understood and acknowledged between the parties that Representative shall not be an employee of WTI and that the relationship between WTI and Representative shall be strictly that of principal and independent contractor.

2.       PRODUCTS

         The Products covered by this Agreement shall be WTI Products listed on Exhibit A attached hereto and made a part of this Agreement ("the Products"). WTI retains the right to add or delete products from Exhibit A, and to modify, alter, or improve the Products in its sole discretion, provided that WTI shall provide reasonable advance notice of such changes to Representative.

3.       TERRITORY

         Representative shall promote and solicit orders for the purchase of the Products from Customers in the United States of America ("the Territory").

4.       CUSTOMERS

         Representative shall promote and solicit orders for the purchase of the Products from (i) capital equipment users ("End Users") within the Territory operating in the industry segments listed on Exhibit B attached hereto, (ii) original equipment manufacturers ("OEMs") which manufacture and sell capital equipment to such End Users, and (iii) distributors appointed by WTI to resell the Products to such End Users and OEMs ("Enrolled Distributors") pursuant to the discounts and commissions set forth on Exhibits C and D attached hereto (End Users, OEMs and Enrolled Distributors together referred to as "Customers").

5.       WTI'S RESPONSIBILITIES

         WTI shall:

         5.1 timely pay commissions due Representative, including the submission of commission reports, invoices and other documentation detailing the Customer sales transactions covered by such commission payments;

         5.2      manufacture quality and competitively priced Products;

         5.3 provide marketing support for the Products and furnish, without charge, marketing, advertising and sales promotion assistance in the form of catalog information, specification sheets, price lists, promotional literature, and other commercial information which WTI has or may develop to assist the sale of the Products;

         5.4 conduct facility tours to prospective Customers which have been approved and qualified by WTI;

         5.5 forward all inquiries from prospective or existing Customers in the Territory to Representative for handling and follow-up; and

         5.6 enroll distributors to resell the Products ("Enrolled Distributors") according to the guidelines set forth on Exhibit C.

         5.7 reimburse Representative for reasonable travel expenses incurred at the request of WTI, and subject to advance approval by WTI.

         WTI reserves the right to determine the extent of its support activities, as set forth in this Article 5, but will give careful consideration to recommendations made by Representative.

6.       REPRESENTATIVE'S RESPONSIBILITIES

         Representative shall:

         6.1 maintain a competent sales organization and adequate office facilities to insure active and aggressive solicitation of orders for the purchase of the Products from Customers located in the Territory;

         6.2 use its best efforts to solicit, promote and secure Customer orders to purchase the Products;

         6.3 actively recruit and use its best efforts to support Enrolled Distributors;

         6.4 participate in any training courses or meetings conducted by WTI for Representative;

         6.5 solicit orders for the Products in accordance with current WTI prices, discounts, warranties, and other terms and conditions of sale which shall be furnished by WTI. Such terms and conditions shall be subject to change at any time, but WTI shall promptly notify Representative of any such changes;

         6.6 supply WTI with current and prospective Customer correspondence, Customer activity reports, sales forecasts, and such other information which WTI may request from time to time;

         6.7 provide WTI with marketing information and data, including competitive product literature and pricing, and lost order reports;

         6.8 make recommendations for new products or enhancements which will better meet the requirements of Customers in the Territory;

         6.9 participate and assist WTI in the resolution of customer-related problems;

         6.10 use best efforts to advise WTI of any substantial changes in the status, organization or personnel of Customers in the Territory; and

         6.11 focus its efforts on the promotion and sale of the Products. Representative shall not, without prior written consent of WTI, undertake to promote or solicit orders for competitive products of the type, specification and capability of the Products.

7.       LIMITATIONS ON THE REPRESENTATIVE'S AUTHORITY

         Representative shall not exceed the express authority given to it under this Agreement and shall not in any event:

         7.1 make any attempt to bind WTI in any way, including entering into any contract on behalf of WTI or making account adjustments or returned Product allowances without the prior written authorization of WTI; or

         7.2 use the trademark or trade name "Wilshire Technologies, Inc." or "Wilshire Contamination Control" or other proprietary WTI names and marks in Representative's business name, title or designation. However, during the term of this Agreement, Representative shall have the right to indicate to the public that it is an authorized Representative of WTI and to advertise the Products within the Territory under the trademarks or trade names that WTI may adopt from time to time. In no event shall this Agreement be construed as granting Representative any right, title or interest in WTI's trademarks.

8.       ACCEPTANCE OF ORDERS

         All orders or proposed contracts for the sale of the Products shall be made directly between WTI and the Customer and shall be binding on WTI only when accepted by it in writing. All quotations made to Customers by Representative must contain a statement to this effect. As between the parties to this Agreement, WTI shall have the right, in his sole discretion, to refuse to submit a proposal to any prospective Customer, to reject any order, or to cancel any order in whole or in part after acceptance without liability to Representative.

9.       COMMISSIONS

         Commissions shall be paid to Representative on the following basis:

         9.1 WTI shall pay Representative commissions on net order prices, and such commissions shall become earned at invoice date and payable on or before the fifteenth (15) day of the month next following Customer's payment of WTI's invoice. The term "Net Order price" means the list price of the invoiced Product less discounts, transportation charges, taxes, returns, start-up services, trade-in allowances, special packaging adders, or other similar items. However, in the event that WTI subsequently refunds or credits to Customer all or any portion of the Net Order price, WTI shall debit or charge Representative's commission account in the amount of the commission applicable to such refund or credit.

         9.2 Commissions on Product orders from Customers shall be paid according to the commission schedules set forth in Exhibit D attached hereto and made a part of this Agreement, provided that the order is accepted by WTI prior to the effective date of the termination of this Agreement and the Product is shipped by WTI within four (4) months following such termination date.

         9.3 All expenses incurred by Representative in connection with the operation of Representative's business, including but not limited to the Product promotion and Customer order solicitation activities undertaken by Representative pursuant to this Agreement, shall be for the account of Representative. Representative understands and acknowledges that his sole and exclusive compensation from WTI shall be a commission entitlement as provided in
Section 9 of this Agreement and Exhibits C and D attached hereto.

10.      CONFIDENTIALITY

         All financial, engineering, marketing or other information made available pursuant to this Agreement shall be used solely and exclusively for the purpose of marketing and support of the Products and shall be treated as confidential by the parties. Both Representative and WTI agree to take such reasonable precautions as may be necessary to prevent the disclosure thereof to any third party, except insofar as such information shall be in the public domain at the time of such disclosure.

11.      DURATION.

         11.1 This Agreement shall take effect on the Effective Date and continue in effect for a period of one (1) year from the Effective Date. The Agreement shall continue in full force and effect from year to year thereafter unless terminated or modified as hereinafter provided.

         11.2 After the first year, this Agreement may be terminated by either party upon six (6) months written notice if termination notice is given prior to the second anniversary of this contract. After the second year, this Agreement may be terminated by either party upon nine (9) months written notice.

         11.3 Either party shall have the right to immediately terminate this Agreement in the event the other party materially breaches any article of this Agreement and such breach remains uncured for a period of sixty (60) following its receipt of written notice from the non-breaching party.

         11.4 Upon notification of termination, Representative shall promptly supply WTI with a list of all Customers, copies of all outstanding quotations, and copies of all correspondence pertinent to the proper handling of Customer negotiations. Representative shall immediately return any WTI property such as data sheets, price books, catalogs and demonstrators.

12.      ASSIGNMENT

         12.1 This Agreement and the mutual obligations and duties of the parties hereunder may not be assigned or transferred by either party without the prior written consent of the other party to this Agreement, except that either party may assign this Agreement in connection with a merger or the sale of substantially all the assets of such party, provided that the assignee is at least capable, financially and otherwise, of performing this Agreement as the assigning party at that time.

         12.2 If WTI sells the rights to any of the Products ("Affected Products") to a company which does not accept the assignment of this Agreement for those Affected Products, then WTI shall be entitled to immediately terminate the Agreement with respect to the Affected Products, in consideration of paying Representative a final Commission equivalent to the Commission earned by the Representative on those Affected Products in the six (6) months immediately prior to the sale of such Affected Product rights. Such payment shall be representative sole and exclusive compensation for such termination of the Agreement with respect to the Affected Products.

13.      INDEMNIFICATION

         13.1 WTI agrees to indemnify and defend Representative against and save Representative harmless from any and all claims, demands, losses, costs or expenses made against or sustained by Representative by reason of any act of WTI, its affiliates, or any agent or employee thereof, or arising on account of warranty claims, product liability claims or failure to perform claims provided Representative promptly delivers to WTI any notices or papers served on Representative in a proceeding covered by this indemnity.

         13.2 Representative agrees to indemnify and defend WTI against, and save WTI harmless from, any and all claims, demands, losses, costs, or expenses made against or sustained by WTI by reason of any act of Representative, its affiliates, or any agent or employee thereof.

14.      NO WAIVER

         The failure of either party hereto to enforce any of the provisions of this Agreement or any right or remedy conferred by law shall not be deemed a waiver of any such provision, right or remedy.

15.      COMPLETE AGREEMENT

         This Agreement constitutes the complete and final understanding between the parties with respect to the subject matter, and supersedes and cancels any prior agreements or representations, whether written or oral.

16.      APPLICABLE LAW

         This Agreement shall be governed and construed in accordance with the laws of the State of California.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


WILSHIRE TECHNOLOGIES, INC.                 EXXUSTECH, INC.


By: /s/ John Van Egmond                           By: /s/ Stanley R. Goldfarb
----------------------------------                   ---------------------------
        John Van Egmond                                   Stanley R. Goldfarb

Title:  President & CEO                           Title: President
----------------------------------                      ------------------------

Date: 7/27/98                                     Date: 7/27/98
     -----------------------------                     -------------------------

                     MANUFACTURER'S REPRESENTATIVE AGREEMENT
                            BETWEEN WTI AND EXXUSTECH

                                    EXHIBIT A

                                  THE PRODUCTS


ScrubPAD          HT4500 Series, All
Sponge            HT4754 and HT4753 (ScrubKIT Sales)
Wipers            HT4790-5, and HT4790HD in ScrubKIT Sales
Mini-Sponges      HT6600-10 Series, All
Swabs             HT1702-50, 1714-50, 1732-50
                  HT1700-5, 1701-5
Kits              HT4500 ScrubKIT Sampler
                  HT6000 PipePREPkit Sampler
Rollers           HT5020X-HD (Wafer and Media Sales)
Gloves            13000 Series, All ScrubKIT Sales of Gloves

                     MANUFACTURER'S REPRESENTATIVE AGREEMENT
                            BETWEEN WTI AND EXXUSTECH

                                    EXHIBIT B

                           CUSTOMERS/INDUSTRY SEGMENTS


                          OEM and Representative Sales

Master Representative sales through OEM relationship with High Vacuum Equipment Manufacturers and High Vacuum Dealers as WTI's exclusive Representative for such relationships in the United States of America.

Markets to be served by OEMs and High VAC Dealers:

Semiconductor Equipment                       Glass and Quartz Equipment
Thin Film Microcircuits High VAC Equipment    Thin Film Head Wafer Equipment
Disk Media Equipment                          Flat Panel Display Equipment
High VAC Equipment Components                 Shields and Targets
                                              Production/Rework

                           Master Representative Sales

Master Representative Sponsorship for sales through WTI's Enrolled Distributors, domestic and international, in the United States of America. Sponsorship includes support of Product introduction at senior management and engineering in targeted semiconductor, thin film, flat panel display and disk media accounts; training for sales to such accounts; development of promotion, presentations and collateral; production of showcases and seminars; and actual site sales support in primary accounts.

Markets to be served by Enrolled Distributors:

Semiconductor FABs                        Glass and Quartz Manufacturing
Thin Film Microcircuit Production         Thin Film Head Wafer FABs
Disk Media FABs                           Flat Panel Display FABs
Medical Devices (CVD)                     High VAC Component Cleaning Services

                     MANUFACTURER'S REPRESENTATIVE AGREEMENT
                            BETWEEN WTI AND EXXUSTECH

                                    EXHIBIT C

                        DISCOUNT AND COMMISSION SCHEDULE


Under this agreement, Representative and WTI can mutually agree to sell accounts on a distribution, OEM distribution, direct representative, or dealer resale basis, or through sponsorship of an Enrolled Distributor sale via individual customer preference:

1. Representative Distribution sales are made from Representative stock of WTI Products which Representative is entitled to purchase from WTI at 40% discount from WTI's published suggested list pricing. Representative bills and services the account through Representative personnel.

2. Representative Direct Representative Sales are made from WTI Stock of WTI Product at 28% commission on WTI's published suggested list pricing. WTI delivers and bills customer upon receipt of credit approval, and commissions are payable in accordance with section 9 of this Agreement.

         a. Representative can choose to use High Vacuum Dealer Network to service customers per terms in Item 2. above, and WTI will pay 16% commission to that dealer and 12% to Representative on WTI published suggested list pricing.

         b. All commissions, per the terms in Item 2., will be reduced by any discounts provided to the customer, such discounts of commissions will be split 60% for Dealer and 40% for Representative. WTI will only participate in discounts on a case-by-case basis.

3. Representative OEM Distribution sales, as WTI or private labeled product sold by equipment companies' third party product distribution groups at 28% discount from WTI's Suggested List Pricing, will be commissioned to Representative on net sales to the OEM at 12% for all Products and kits listed in Exhibit A.

4. All Representative sales are subject to credit review and approval by WTI CFO prior to acknowledgment of orders and start of delivery schedules.

5. Representative Sponsorship apply to all sales of Products listed in Exhibit A as commissions on net stocking sales to Enrolled Distributors in accordance with Exhibit D of this Agreement.

6. Commissions apply only to Products sold to and used in the United States of America.

                     MANUFACTURER'S REPRESENTATIVE AGREEMENT
                            BETWEEN WTI AND EXXUSTECH

                                    EXHIBIT D

           COMMISSION SCHEDULE FOR SALES THROUGH ENROLLED DISTRIBUTORS


Part Number Series                        Representative's Commission
------------------                        ---------------------------
HT4500                                                 7%
HT4700                                                10%
HT6600-10                                             10%
HT1702-50, HT1714-50                                  10%
HT1729-50, HT1732-50                                  10%
HT1700-5, HT1701-5                                    10%
HT4500-10                                             10%
HT4500CES                                             10%
HT5020X-HD                                            10%
*13000                                                10%


* When part of kits containing ScrubPADs.